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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ___________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):    January 4, 2001
                                                         -------------------


                           THE INTERCEPT GROUP, INC.
                           -------------------------
                           (Exact Name of Registrant
                         as Specified in its Charter)


 Georgia                          01-14213                        58-2237359
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(State or Other                (Commission                  (I.R.S. Employer
Jurisdiction of                File Number)                 Identification No.)
Incorporation)


3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia               30071
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code:  (770) 248-9600
                                                           --------------



                                      N/A
                     ------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

  On November 29, 2000, The InterCept Group, Inc. entered into a definitive agreement to acquire certain assets of SLMsoft.com, an Ontario corporation ("SLM Canada"), and SLMsoft.com Inc., a Kansas corporation ("SLM Kansas"), subject to regulatory approval. Effective as of December 19, 2000, InterCept received early termination of its waiting period with respect to its Hart-Scott-Rodino application filed in connection with the transaction.

  On January 4, 2001, InterCept closed the transactions contemplated by the Purchase Agreement (amended and restated) dated as of November 29, 2000 (the "Purchase Agreement"), between InterCept, SLM Canada, and SLM Kansas. In connection with the Purchase Agreement, InterCept also entered into a Software Agreement and a Registration Rights Agreement.

  Under the Purchase Agreement, InterCept acquired certain equipment used in its U.S. core data processing, check imaging, and item capture center operations. InterCept paid $40 million in cash and issued or agreed to issue up to 1,253,942 shares of InterCept's common stock. InterCept used its working capital to pay the cash portion of the purchase price. A portion of these shares will be held in escrow for a period of time after the closing, and the issuance of some of the shares is subject to certain earn-out provisions in the Purchase Agreement. Pursuant to the Registration Rights Agreement, SLM Canada has certain rights to register the shares of InterCept common stock that were issued in connection with the Purchase Agreement.

  The amount of the consideration was determined based upon arm's length negotiations. InterCept will treat this transaction as a purchase for accounting purposes and as an asset acquisition for tax purposes.

                                       2
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)       Financial Statements of Business Acquired.

          It is impractical to provide the required financial statements for SLM at the date of the filing of this Form 8-K. The required financial statements will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(b)       Pro Forma Financial Information.

          It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(c)       Exhibits.

2.1 Purchase Agreement (amended and restated) dated as of November 29, 2000, between The InterCept Group, Inc. and SLMsoft.com Inc., an Ontario corporation, and SLMsoft.com Inc., a Kansas corporation.*

2.2 Software Agreement dated January 4, 2001, between The InterCept Group, Inc., and SLMsoft.com Inc., an Ontario corporation.*

2.3 Registration Rights Agreement dated January 4, 2001, between The InterCept Group, Inc., and SLMsoft.com Inc., an Ontario corporation.

99.1      Press Release dated January  4, 2001.

*Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                                       3
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                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE INTERCEPT GROUP, INC.



                                   By:   /s/ Scott R. Meyerhoff
                                        -------------------------------------
                                        Scott R. Meyerhoff
                                        Chief Financial Officer

Dated:  January 19, 2001

                                       4
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                                 EXHIBIT INDEX

Exhibit
-------

2.1 Purchase Agreement (amended and restated) dated as of November 29, 2000, between The InterCept Group, Inc. and SLMsoft.com Inc., an Ontario corporation, and SLMsoft.com Inc., a Kansas corporation.*

2.2 Software Agreement dated January 4, 2001, between The InterCept Group, Inc., and SLMsoft.com Inc., an Ontario corporation.*

2.3 Registration Rights Agreement dated January 4, 2001, between The InterCept Group, Inc., and SLMsoft.com Inc., an Ontario corporation.

99.1      Press Release dated January 4, 2001

*Pursuant to Item 601(b)(2) of Regulation S-K, InterCept agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

                                       5